AGREEMENT

1 PARTIES

1.1 The parties to this agreement are –

1.1.1 **Global Axcess Corp.**;

1.1.2 **Cash Axcess Corporation (Proprietary) Limited**;

1.1.3 **Coin Security Group (Proprietary) Limited**; and

1.1.4 **Industrial Electronic Investments Limited**.

1.2 The parties agree as set out below.

2 INTERPRETATION

2.1 In this agreement, unless inconsistent with or otherwise indicated by the context –

2.1.1 "**the/this agreement**" means the agreement as set out in this document, including all appendices hereto;

2.1.2 "**CAX**" means Cash Axcess Corporation (Proprietary) Limited, registration number 2004/023354/07, a private company duly incorporated in accordance with the company laws of the Republic of South Africa;

2.1.3 "**Coin**" means Coin Security Group (Proprietary) Limited, registration number 1999/003646/07, a private company duly incorporated in accordance with the laws of the Republic of South Africa;

2.1.4 "**escrow deposit**" means the 25% (twenty five percent) portion of the purchase price due by Coin to GAX in terms of the sale of

shares agreement, as described more fully in clause 7.1 of the sale of shares agreement;

2.1.5 "**GAX**" means Global Axcess Corp, tax identity number 880199674, a company duly incorporated in accordance with the laws of the state of Nevada, United States of America;

2.1.6 "**parties**" means any two or more of the persons referred to in 1.1, and "**party**" means any one of them as the context requires;

2.1.7 "**the signature date**" means the date on which this agreement has been signed by all the parties listed in 1.1 above;

2.1.8 "**sale of shares agreement**" means the sale of shares agreement concluded between GAX, CAX and Coin, on or about 1 September 2006, a signed copy of which is attached to this agreement as **Appendix E**, which agreement is restated and amended by the parties thereto in terms of this agreement;

2.1.9 "**VenFin**" means Industrial Electronic Investments Limited, registration number 1979/001237/07, a public company duly incorporated in accordance with the company laws of the Republic of South Africa;

2.1.10 "**warranties**" means –

2.1.10.1 warranties as defined and envisaged in the sale of shares agreement; and

2.1.10.2 all and any warranties given by the seller in favour of VenFin in terms of the funding agreement (as defined in the sale of shares agreement) and/or the shareholders' agreement concluded by and between VenFin, CAX and GAX;

2.1.11 any reference to the singular includes the plural and *vice versa*;

2.1.12 any reference to natural persons includes legal persons and *vice versa*;

2.1.13 any reference to gender includes the other genders.

2.2 The clause headings in this agreement have been inserted for convenience only and shall not be taken into account in its interpretation.

2.3 Words and expressions defined in any sub-clause shall, for the purpose of the clause of which that sub-clause forms part, bear the meaning assigned to such words and expressions in that sub-clause.

2.4 If any provision in a definition is a substantive provision conferring rights or imposing obligations on any party, effect shall be given to that provision as if it were a substantive clause in the body of the agreement, notwithstanding that it is only contained in the interpretation clause.

2.5 Subject to 2.6 below, if any period is referred to in this agreement by way of a reference to a number of days or weeks or months or other intervals, the period shall be reckoned exclusively of the first day and inclusively of the last day, unless the last day falls on a day which is not a business day, in which case the last day shall be the next succeeding business day.

2.6 Notwithstanding the provisions of 2.5 above, if any period for the calculation of interest is referred to in this agreement by way of a reference to the number of days, the days shall be reckoned inclusively of the first and exclusively of the last day.

2.7 This agreement shall be governed by and construed and interpreted in accordance with the laws of the Republic of South Africa

3 INTRODUCTION

Whereas -

3.1 Coin, CAX and GAX have entered into the sale of shares agreement;

3.2 the sale of shares agreement was subject to the timeous fulfilment of certain suspension conditions (as more fully set out therein) before or on 31 August 2006;

3.3 Coin, CAX and GAX have failed to procure the timeous fulfilment of the suspensive conditions as contemplated in 3.2 above, and accordingly the sale of shares agreement has lapsed with effect from 1 September 2006;

3.4 Coin, CAX and GAX wish to restate the sale of shares agreement, and to make further minor consequential amendments to the sale of shares agreement primarily necessitated by the restatement thereof;

3.5 VenFin, CAX and GAX have entered into certain agreements pertaining to VenFin and GAX's investment in CAX, prior to the conclusion of the sale of shares agreement;

3.6 GAX has given certain warranties to VenFin in terms of the agreements referred to in 3.5 above;

3.7 VenFin wishes to share in the security and benefit of the escrow deposit in the event that any warranty is breached;

3.8 Coin is prepared to share the security and benefit of the escrow deposit with VenFin,

the parties wish to record their agreement pertaining to the above matters in writing.

4 RESTATEMENT OF SALE OF SHARES AGREEMENT

4.1 Coin, CAX and GAX, by their respective signatures to this agreement, restate the sale of shares agreement with effect from the signature date. The restatement of the sale of shares agreement pursuant to this clause 4.1 is intended by the parties to have the same effect as if the sale of shares agreement were re-executed and re-signed by the relevant parties thereto as a new agreement, on exactly the same terms and conditions as recorded therein (subject to the amendments recorded in 5 below).

4.2 Coin, CAX and GAX record that they have omitted to attach and to initial **<u>Appendices A to D</u>** of the sale of shares agreement at the time of the

initial execution thereof. Accordingly Coin, CAX and GAX enclose **Appendices A to D** of the sale of shares agreement to this agreement, such appendices to form part of the sale of shares agreement restated pursuant to 4.1 above.

5 AMENDMENT OF SALE OF SHARES AGREEMENT

5.1 Coin, CAX and GAX hereby amend the sale of shares agreement (restated in terms of clause 4 above) in the manner set out in this clause 5.

5.2 Clause 4.1.1 of the restated sale of shares agreement is hereby amended with effect from the signature date by deleting the phrase "**31st of August 2006**" and replacing such phrase with the phrase "**30 September 2006**".

5.3 Clause 7.1.1 of the restated sale of shares agreement is hereby amended with effect from the signature date by deleting the phrase "**the effective date**" and replacing such phrase with the phrase "**the closing date**".

5.4 Clause 7.1.2 of the restated sale of shares agreement is hereby deleted with effect from the signature date, and replaced with a new clause 7.1.2 reading as follows:

"**the remaining outstanding balance of the purchase price (i.e. 25%), shall be paid to the Escrow Attorneys on the closing date, to be held by the Escrow Attorneys in trust and escrow, in an interest bearing account, the interest accruing to the purchaser, for a period of 6 (six) full calendar months after the calendar month in which the closing date occurs ("the escrow period"), as security to indemnify and compensate the company, the purchaser and/or VenFin ("the indemnified parties") for any loss or damage which all or any of them may suffer or incur as a result of any warranty given by the seller in favour of any of them being breached. The payment to the Escrow Attorneys, as provided for in this clause 7.1.2, will be made in South African Rand and will be held in trust and escrow in**

lu.

South African Rand, but upon expiration of the escrow period (and provided that none of the indemnified parties has notified the seller in writing of any alleged breach of the warranties given to any of them) the outstanding balance due to the seller shall be paid to the seller in US dollars by converting the amount of South African Rand in the escrow account to US dollar on the first business day following the expiry of the escrow period. If any indemnified party notifies the seller in writing during the escrow period of any alleged breach of any warranty given to any of them, the Escrow Attorneys shall continue to hold the deposit in escrow (after the expiry of the escrow period) until such time as the relevant dispute has been resolved in writing between the seller and the indemnified parties or alternatively, has been finally resolved by an arbitrator pursuant to 14 below, and interest shall continue to accrue in favour of the purchaser. Upon resolution of the dispute (by an arbitrator or by agreement between the seller and the indemnified parties) and determination of the amount of the damage or loss suffered or incurred by the indemnified parties ("the compensation amount"), the Escrow Attorneys shall pay the compensation amount to the indemnified parties (in such proportions as they may agree in writing, or otherwise as resolved by the arbitrator), and the balance (if any) after such amount has been paid, shall be paid to the seller in US Dollar within five business days of the date upon which the dispute is finally resolved (whether by the parties or the arbitrator). Any currency risk in relation to the conversion of South African Rand to US Dollars, as envisaged in this clause 7.1.2 shall be borne by the purchaser".

5.5 Clause 8.2 of the restated sale of shares agreement is hereby amended with effect from the signature date by deleting the word "**effective**" therein, and replacing such word with the word "**closing**".

5.6 Clause 17 of the restated sale of shares agreement is hereby amended with effect from the signature date by adding a new clause 17.10 after the existing 17.9 which clause shall read as follows:

"17.10 The provisions of 7.1.2 constitute undertakings for the benefit of VenFin which may be accepted by VenFin at any time whether orally or in writing. In the event that any dispute arises in terms of 7.1.2 above, VenFin shall be deemed to be a party to this agreement for the purposes of invoking the dispute resolution procedure contained in this clause 17."

6 WARRANTIES

6.1 The parties record and agree that it is their intention that Coin and VenFin shall be treated the same insofar as warranties are concerned.

6.2 To the extent that the warranties given in favour of VenFin and the warranties given in favour of Coin may differ, GAX hereby agrees that –

6.2.1 every warranty that it has given to VenFin shall be deemed also to have been given in favour of Coin; and

6.2.2 every warranty that it has given to Coin shall be deemed also to have been given in favour of VenFin.

6.3 GAX by its signature hereto agrees that VenFin shall be entitled to claim, jointly with Coin and subject to 6.4 below, against the escrow deposit, as contemplated in clause 7.1.2 of the restated sale of shares agreement (as amended in terms of 5 above).

6.4 VenFin and Coin by their respective signatures hereto agree that, if any alleged breach of warranty occurs during the escrow period, they shall jointly address a notice in writing to that effect to GAX, and they shall share equally in the proceeds of any claim that may be executed successfully against the escrow deposit.

6.5 GAX acknowledges, for the avoidance of doubt, that the expiry of the escrow period and the release of the escrow amount shall in no manner detract from or otherwise be with prejudice to the rights of CAX, VenFin or Coin to enforce any remedy that they may have in law against GAX

insofar as breach of any warranty is concerned, after the expiry of the escrow period.

6.6 GAX further acknowledges and agrees that it shall remain bound by the provisions of clause 17 of the shareholders agreement that has been concluded between CAX, GAX and VenFin on 5 May 2006.

7 NOTICES AND DOMICILIA

7.1 The parties choose as their *domicilia citandi et executandi* their respective addresses set out in this clause for all purposes arising out of or in connection with this agreement at which addresses all processes and notices arising out of or in connection with this agreement, its breach or termination may validly be served upon or delivered to the parties.

7.2 For purposes of this agreement the parties' respective addresses shall be -

7.2.1 **GAX** at 224 Ponte Vedra Park Drive, Ponte Vedra Beach, Florida, 32082;

facsimile: 091 904 280 2180;

7.2.2 **CAX** at Ebden House, Belmont Road, Rondebosch;

facsimile: (021) 685 6055;

7.2.3 **Coin** at 222 Witch Hazel Avenue, Highveld Techno Park, Centurion, 0046 (Attention: Mr M C du Toit);

facsimile: (012) 665 5503;

7.2.4 **VenFin** at Carpe Diem Office Park, Quantum Street, Techno Park, Stellenbosch, 7600;

7.2.5 facsimile: (021) 880 2722,

or at such other address in the Republic of South Africa (or insofar as GAX is concerned, in the Unites States) of which the party concerned may notify the others in writing provided that no street address mentioned in this sub-clause shall be changed to a post office box or *poste restante*.

7.3 Any notice given in terms of this agreement shall be in writing and shall -

7.3.1 if delivered by hand be deemed to have been duly received by the addressee on the date of delivery;

7.3.2 if posted by prepaid registered post be deemed to have been received by the addressee on the 8th (eighth) day following the date of such posting;

7.3.3 if transmitted by facsimile be deemed to have been received by the addressee on the day following the date of dispatch,

unless the contrary is proved.

7.4 Notwithstanding anything to the contrary contained or implied in this agreement, a written notice or communication actually received by one of the parties from another including by way of facsimile transmission shall be adequate written notice or communication to such party.

8 ARBITRATION

8.1 Should any dispute arise between the parties in connection with –

8.1.1 the formation or existence of;

8.1.2 the implementation of;

8.1.3 the interpretation or application of the provisions of;

8.1.4 the parties' respective rights and obligations in terms of or arising out of, or the breach or termination of;

8.1.5 the validity, enforceability, rectification, termination or cancellation, whether in whole or in part of;

8.1.6 any documents furnished by the parties pursuant to the provisions of,

this agreement or which relates in any way to any matter affecting the interests of the parties in terms of this agreement, that dispute shall, unless resolved amongst the parties to the dispute, be referred to and be determined by arbitration in terms of this clause. This clause 8 shall not apply in respect of disputes for which a specific resolution procedure is prescribed elsewhere in this agreement.

8.2 Any party to this agreement may demand that a dispute be determined in terms of this clause by written notice given to the other party.

8.3 This clause shall not preclude any party from obtaining interim relief on an urgent basis from a court of competent jurisdiction pending the decision of the arbitrator.

8.4 The arbitration shall be held –

8.4.1 at Pretoria;

8.4.2 with only the legal and other representatives of the parties to the dispute present thereat;

8.4.3 *mutatis mutandis* in accordance with the provisions of the Supreme Court Act, No. 59 of 1959, the rules made in terms of that act and the practice of the division of the High Court;

8.4.4 otherwise in terms of the Arbitration Act, No 42 of 1965,

it being the intention that the arbitration shall be held and completed as soon as possible.

8.5 The arbitrator shall be, if the matter in dispute is principally -

8.5.1 a legal matter, a practising advocate or attorney of at least 15 (fifteen) years' standing;

8.5.2 an accounting matter, a practising chartered accountant of at least 15 (fifteen) years' standing;

8.5.3 any other matter, any independent competent person with expertise in the relevant field,

agreed upon between the parties to the dispute, failing which the arbitrator shall be appointed by the Arbitration Foundation of South Africa.

8.6 Should the parties to the dispute fail to agree whether the dispute is principally a legal, accounting or other matter within 7 (seven) days after the arbitration was demanded, the matter shall be deemed to be a legal matter.

8.7 The decision of the arbitrator shall be final and binding on the parties to the dispute and may be made an order of the court at the instance of any of the parties to the dispute.

8.8 The parties agree to keep the arbitration including the subject matter of the arbitration and the evidence heard during the arbitration confidential and not to disclose it to anyone.

8.9 The provisions of this clause constitute an irrevocable consent by the parties to any proceedings in terms hereof and no party shall be entitled to withdraw therefrom or claim at any such proceedings that it is not bound by such provisions.

9 JURISDICTION

Subject to 8 above, each of the parties hereto irrevocably agrees that the High Court of the Republic of South Africa (Witwatersrand Local Division) shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any dispute which may arise out of or in connection with this agreement and for such purposes, irrevocably submits to the non-exclusive jurisdiction of such court.

MW

10 VARIATION

No addition to or variation, consensual cancellation or novation of this agreement and no waiver of any right arising from this agreement or its breach or termination shall be of any force or effect unless reduced to writing and signed by all the parties or their duly authorised representatives.

11 WHOLE AGREEMENT

This agreement constitutes the whole agreement between the parties as to the subject matter hereof and no agreements, representations or warranties between the parties regarding the subject matter hereof other than those set out herein are binding on the parties.

12 RELAXATION

No latitude, extension of time or other indulgence which may be given or allowed by any party to the other parties in respect of the performance of any obligation hereunder, and no delay or forbearance in the enforcement of any right of any party arising from this agreement, and no single or partial exercise of any right by any party under this agreement, shall in any circumstances be construed to be an implied consent or election by such party or operate as a waiver or a novation of or otherwise affect any of the party's rights in terms of or arising from this agreement or estop or preclude any such party from enforcing at any time and without notice, strict and punctual compliance with each and every provision or term hereof.

13 SEVERABILITY

The parties agrees that each and every term or provision of this agreement is severable from the remaining provisions of this agreement and should any provision of this agreement be in conflict with any applicable law, or be held to be unenforceable or invalid for any reason whatsoever, such term or provision should be treated as *pro non scripto* and shall be severable from the remaining terms and provisions of this agreement which shall continue to be of full force and effect.

14 SIGNATURE

14.1 This agreement is signed by the parties on the dates and at the places indicated opposite their respective names.

14.2 This agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall be taken together and deemed to be one instrument.

14.3 The persons signing this agreement in a representative capacity warrant their authority to do so.

SIGNED at Ponte Vedra Beach, FL On Sept 25, 2006

AS WITNESS:

[signature]

For: **GLOBAL AXCESS CORP.**

SHARON JACKSON
(Name of witness in print)

[signature]
Duly authorised

SIGNED at ______________ On ______________

AS WITNESS:

____

For: **CASH AXCESS CORPORATION (PROPRIETARY) LIMITED**

____
(Name of witness in print)

____
Duly authorised

SIGNED at PRETORIA On 20TH OF SEPTEMBER 2006

AS WITNESS:

______________________________ For: **COIN SECURITY GROUP (PROPRIETARY) LIMITED**

MARTIN RAUBENHEIMER
(Name of witness in print)

____
Duly authorised

SIGNED at ______________________________ On ______________________________

AS WITNESS:

______________________________ For: **INDUSTRIAL ELECTRONIC INVESTMENTS LIMITED**

____
(Name of witness in print)

____
Duly authorised